UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 7, 2019

BIOLIFE SOLUTIONS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-36362	94-3076866
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3303 Monte Villa Parkway,

Bothell, WA 98021

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (425) 402-1400

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

                ☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

                ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

                ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

                ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol	Name of exchange on which registered
BioLife Solutions, Inc. Common Shares	BLFS	NASDAQ Capital Market

Item 2.01.     Completion of Acquisition or Disposition of Assets.

On August 7, 2019, BioLife Solutions, Inc. (the “Company”) consummated the acquisition (the “Acquisition”) of SAVSU Technologies, Inc., a Delaware corporation (“SAVSU”), pursuant to a Share Exchange Agreement (the “Exchange Agreement”) by and among the Company, SAVSU and SAVSU Origin LLC, a Delaware limited liability company and the sole stockholder of SAVSU (“Seller”). Pursuant to the Exchange Agreement, Seller agreed to transfer to the Company and the Company agreed to acquire from the Seller 8,616 shares of common stock of SAVSU, representing the remaining 56% of the outstanding shares of SAVSU that the Company did not own, in exchange for 1,100,000 shares of common stock (the “Exchange Shares”) of the Company. The Acquisition was completed following the Company’s previously announced exercise on July 8, 2019 of its option to purchase the remaining shares of SAVSU. As a result of the Acquisition SAVSU became a wholly-owned subsidiary of the Company.

The Exchange Agreement contains customary representation, warranties and covenants of the parties. In addition, the Company agreed to include the Exchange Shares among the shares the Company registers for resale on the next resale Registration Statement on Form S-3 that the Company files with the Securities and Exchange Commission.

In connection with the Acquisition, Seller and each of its members entered into a Non-Competition and Non-Solicitation Agreement in favor of the Company and SAVSU. In addition, Dana Barnard, the Chief Executive Officer of SAVSU, has agreed to provide consulting services to the Company and Bruce McCormick, the President and Chief Technology Officer of SAVSU, has agreed to become an employee of the Company.

The foregoing description of the Exchange Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Exchange Agreement which is filed as Exhibit 2.1 to this Current Report on Form 8-K and is incorporated herein by reference.

The representations and warranties and the covenants in the Exchange Agreement were made solely for the benefit of the parties to the Exchange Agreement for the purpose of allocating contractual risk among those parties and do not establish such matters as facts. Investors should not rely on the representations and warranties and the covenants as characterizations of the actual state of facts or condition of the Company, SAVSU or any of their respective subsidiaries or affiliates.

Item 3.02      Unregistered Sales of Equity Securities.

The information contained in Item 2.01 of this Current Report on Form 8-K is incorporated herein by reference. All of the shares of the Exchange Shares described in this Current Report on Form 8-K are being offered and sold to Seller, an accredited investor, in reliance upon exemptions from the registration requirements under Section 4(a)(2) under the Securities Act of 1933, as amended, and Rule 506 of Regulation D promulgated thereunder.

Item 9.01      Financial Statements and Exhibits

(a)          Financial Statements of Businesses Acquired.

The financial statements required by Item 9.01(a) of Form 8-K in connection with the Acquisition will be filed by amendment to this Current Report on Form 8-K (“Closing Form 8-K”) within 71 calendar days after the date this Closing Form 8-K is required to be filed with the Securities and Exchange Commission (the “SEC”)

(b)          Pro Forma Financial Information.

The pro forma financial information required by Item 9.01(b) of Form 8-K in connection with the Acquisition will be filed by amendment to this Closing Form 8-K within 71 calendar days after the date this Closing Form 8-K is required to be filed with the SEC.

(d)           Exhibits.

The exhibits listed in the following Exhibit Index are filed as part of this current report.

Exhibit No.	Description
2.1 †	Share Exchange Agreement, dated August 7, 2019, by and among the Company, SAVSU and Seller.

† The exhibits and schedules to this Exhibit have been omitted in accordance with Regulation S-K Item 601(b)(2). The Registrant agrees to furnish supplementally a copy of all omitted exhibits and schedules to the Securities and Exchange Commission upon its request.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Biolife Solutions, Inc.

Date: August 13, 2019	By:	/s/ Roderick de Greef
Name: Roderick de Greef Title: Chief Financial Officer